UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540

(Address of principal executive offices)

(609) 945-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Geert Cauwenbergh Separation Agreement

As previously disclosed, Barrier Therapeutics, Inc. (the “Company”) and Geert Cauwenbergh, Ph.D., the Company’s Chief Executive Officer, agreed to a mutual separation, whereby Dr. Cauwenbergh stepped down as Chief Executive Officer of the Company on March 31, 2008. Under a separation agreement dated March 31, 2008, Dr. Cauwenbergh will be entitled to benefits based substantially on the terms and conditions contained in his Amended and Restated Employment Agreement dated December 6, 2006. In connection with this mutual separation, the Company will do the following:

•

Pay to Dr. Cauwenbergh within thirty (30) days of March 31, 2008 an amount equal to 1.5 times his base salary plus 1 times his target 2008 cash bonus, in a lump sum, less applicable withholdings, for a total payment equaling $676,000;

•

Within thirty (30) days of March 31, 2008, the Company will pay to Dr. Cauwenbergh a pro rata bonus payment for 2008 which is equal to $42,250, which represents 25% of Dr. Cauwenbergh’s target 2008 annual cash bonus;

•

The Company will continue Dr. Cauwenbergh’s medical benefits until the earlier of either (i) the end of the twelve month period following March 31, 2008 or (2) the date on which Dr. Cauwenbergh is eligible to receive medical benefits from another employer;

•	The Company will pay to Dr. Cauwenbergh, within thirty (30) days of March 31, 2008, the amount of any reasonable out-of-pocket business expenses properly incurred but not yet reimbursed;

•

Any outstanding equity grant or award made prior to March 31, 2008 and still outstanding as of that date will continue to vest as long as Dr. Cauwenbergh remains in service as a member of the Company’s Board of Directors. As of the date Dr. Cauwenbergh ceases to serve as a member of the Board, any and all equity grants or awards made to him prior to March 31, 2008 and still outstanding which would have vested and become exercisable within the one year period following the date Dr. Cauwenbergh ceases to be a member of the Board, will become vested and/or exercisable as of that date. He will have a six (6) month period after the date on which he ceases to serve on the Board in which to exercise any then outstanding vested equity awards which were granted prior to March 31, 2008; and

•

Dr. Cauwenbergh shall receive the same annual compensation as other non-employee directors of the Company for serving on the Board following April 1, 2008 (with the first expected share grant in June 2009).

Dr. Cauwenbergh will continue to serve as a member of the Board of Directors as of April 1, 2008.

A copy of the separation agreement is filed as exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and General Release between the Company and Geert Cauwenbergh, Ph.D. dated March 31, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: April 2, 2008	By:	/s/ Anne M. VanLent
	Name:	Anne M. VanLent
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer